EXHIBIT 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580			FAX (713) 651-0849
1100 LOUISIANA	SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

Ryder Scott Company, L.P. hereby consents to the incorporation by reference in this Registration Statement on Form S-1 of Goodrich Petroleum Corporation to be filed on or about August 30, 2019, of all references to our firm and information from our report dated January 28, 2019, included in or made a part of the Annual Report on Form 10-K of Goodrich Petroleum Corporation for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, LP
TBPE Firm Registration No. F-1580

Houston, Texas

August 26, 2019

SUITE 800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258